UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2008
PETROHAWK ENERGY CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	000-25717	86-0876964

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5600 Houston, Texas		77002

(Address of principal executive offices)		(Zip Code)
     Registrant’s telephone number, including area code: (832) 204-2700
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
     On June 16, 2008, Petrohawk Energy Corporation (the “Company”) commenced a private placement, offering to eligible purchasers of approximately $250 million of 7 7/8% Senior Notes due 2015. Proceeds of the offering are expected to be used to fund the Company’s capital budget for the year ending December 31, 2008, to fund acquisitions and to provide working capital for general corporate purposes. The notes will be subject to the same indenture as, and will be treated as a single class for all purposes with, the $500 million aggregate principal amount 7 7/8% senior notes issued by the Company on May 13, 2008.
     The notes have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The Company plans to offer and issue the notes only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROHAWK ENERGY CORPORATION
Date: June 16, 2008	By:	/s/ Mark J. Mize
Mark J. Mize
Executive Vice President, Chief Financial Officer and Treasurer

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